UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒          Preliminary Information Statement

☐            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐               Definitive Information Statement

Be Active Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐      Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)     Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities to which transaction applies:
(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:

☐      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
(2)      Form, Schedule, or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

BE ACTIVE HOLDINGS, INC.
1010 Northern Blvd.
Great Neck, New York 11021

             October __ 2015

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Be Active Holdings, Inc., a Delaware corporation (the “Company or “Be Active”), as of the close of business on the record date, September 21, 2015 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on September 21, 2015, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holders of no less than 51% of the issued and outstanding shares of our Common Stock (the “Majority Stockholders”) regarding the following items:

1.
The granting of discretionary authority to our Board to implement a reverse stock split of our common stock at some time within twelve months of the Record Date, with the exact amount and time of the reverse split to be determined by the Board of Directors (the “Reverse Split”).

2.	The increase in the authorized shares of common stock the Company is authorized to issue from 750,000,000 to 3,000,000,000 (the “Increase in Authorized Common”).

3.	The change in the conversion rate of the Series C Convertible Preferred Stock from one share of common stock to five shares.

4.	The increase in the number of authorized shares of Series D Convertible Preferred Stock from 1,200,000 to 3,000,000 shares.

You are urged to read the Information Statement in its entirety for a description of the action taken by the Majority Stockholders of the Company.  The action will become effective on a date that is not earlier than twenty one (21) calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Majority Stockholders. Because the Majority Stockholders have voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of the resolution, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about October _, 2015 to stockholders of record on the Record Date.

Sincerely,

/s/ Joseph Rienzi
Joseph Rienzi
Interim President

BE ACTIVE HOLDINGS, INC.
1010 Northern Blvd.
Great Neck, New York 11021

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This notice and Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Be Active Holdings, Inc., a Delaware corporation (the “Company or “Be Active”), as of the close of business on the record date, September 21, 2015 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on September 21, 2015, the Company received a joint written consent in lieu of a meeting (the “Joint Written Consent”) from the members of the Board of Directors (the “Board”) and the holders of no less than 51% of the issued and outstanding shares of our Common Stock (the “Majority Stockholders”) regarding the following items:

1.
The granting of discretionary authority to our Board to implement a reverse stock split of our common stock at some time within twelve months of the Record Date, with the exact amount and time of the reverse split to be determined by the Board of Directors (the “Reverse Split”).

2.	The increase in the authorized shares of common stock the Company is authorized to issue from 750,000,000 to 3,000,000,000 (the “Increase in Authorized Common”).

3.	The change in the conversion rate of the Series C Convertible Preferred Stock from one share of common stock to five shares.

4.	The increase in the number of authorized shares of Series D Convertible Preferred Stock from 1,200,000 to 3,000,000 shares.

This notice and Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL"). The action will become effective on a date that is not earlier than twenty one (21) calendar days after this Information Statement is first mailed to our stockholders.

Because the Majority Stockholders have voted in favor of the foregoing action, and has sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

As of the Record Date, we had 490,595,671 shares of Common Stock issued and outstanding.

Our Board has fixed the close of business on September 21, 2015 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about October __, 2015 to stockholders of record on the Record Date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the actions authorized by the Joint Consent requires the affirmative vote of the holders of a majority of the voting power of the Company. Because stockholders holding at least a majority of the voting rights of our outstanding shares have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of stock in the Company, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the DGCL provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has 490,595,671 shares of Common Stock outstanding, 11,663,921 shares of Series A Convertible Preferred Stock (“Series A”), 20,000,000 shares of Series C Convertible Preferred Stock (“Series C”) and 3,000,000 shares of Series D Convertible Preferred Stock (“Series D”).  While the holders of Series A and Series C vote on an as converted basis with the holders of the Common Stock (with each share of Series A and Series C currently entitled to one vote per share of such preferred), the holders of the Series D are entitled to have that number of votes on all matters that is equal to the greater of (i) 100 votes for each one share of Series D and (ii) such number of votes per share of Series D that, when added to the votes per share of all other shares of Series D, shall equal 50.1% of the outstanding voting capital.  Accordingly, the votes or written consents of stockholders holding the Series D shares are necessary to implement the actions authorized by the Joint Written Consent.

On September 21, 2015, the Board and the Majority Stockholders executed and delivered to the Company the Joint Written Consent. Accordingly, in compliance with the DGCL, at least a majority of the outstanding shares has approved the Reverse Split, the Increase in Authorized Common, the change in the conversion rate of the Series C and the increase in the authorized amount of Series D.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing actions.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
TO IMPLEMENT A REVERSE STOCK SPLIT

Our Board and the Majority Stockholders have adopted a resolution authorizing, but not requiring, the Board to amend our Certificate of Incorporation to effect a Reverse Split. The reverse split exchange ratio that the directors and stockholders approved and deemed advisable is to be determined in the discretion of the Board. The Board has authority to implement the Reverse Split at any time it determines within twelve months of the Record Date. In addition, this proposal also gives the Board authority to decline to implement a reverse split.

Our Board believes that a range for the exchange ratio of the Reverse Split to be determined (as contrasted with approval of a specified ratio of the split) provides the Board with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual ratio for implementation of the reverse split would be determined by our Board based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to our stockholders.

Our directors also believe that approval of a twelve-month range for the effectuation of the Reverse Split (as contrasted with approval of a specified time of the split) provides the Board with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the Reverse Split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our stockholders.

The Board believes that the higher share price that might initially result from the Reverse Split could help generate interest in the Company among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

Stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted. In particular, if we elect to implement the Reverse Split, there is no assurance that prices for shares of our Common Stock will be greater than the price for shares of our Common Stock immediately prior to the Reverse Split, depending on the ratio of the split.  Furthermore, there can be no assurance that the market price of our Common Stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

 Effect of the Reverse Split, Fractional Shares

 The number of shares of our Common Stock issued and outstanding would be reduced following the effective time of the Reverse Split in accordance with the following formula: for example, if our directors decide to implement a one for ten reverse split, every ten shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with ten being equal to the exchange ratio of the reverse split, as determined by the directors in their discretion.  Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the exchange ratio, or such lesser exchange ratio as may be determined by our directors, subject to adjustment for fractional shares, as described below).  The authorized number of shares of our common stock and the par value of our common stock under our Certificate of Incorporation would remain the same following the effective time of the reverse split.

Fractional shares which would otherwise be held by the stockholders of our common stock after the Reverse Split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each 1,000 shares of our Common Stock held.

A Reverse Split of 1 to 1,000 may reduce the holdings any stockholder who currently holds less than 1,000 shares to no ownership in the Company. Rather than have such result, if the Company effectuates the Reverse Split, the Company will issue one new share of Common Stock to any of these stockholders. The intention of the Reverse Split is not to reduce the number of our stockholders. In fact, we do not expect that the Reverse Split will result in any material reduction in the number of our stockholders.

The number of stockholders of record would not be affected by the Reverse Split since we intend to issue one share of Common Stock to any stockholder whose shareholdings would be reduced to zero as a result of the Reverse Split.

We currently have no intention of going private, and this Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split does not increase the risk of us becoming a private company in the future.

The number of authorized but unissued shares of our Common Stock effectively will be increased significantly by the Reverse Split of our Common Stock.  For example, based on the 490,595,671 shares of our Common Stock outstanding on the Record Date, and the 750,000,000 shares of our Common Stock that are currently authorized under our certificate of incorporation, 259,404,329 shares of our Common Stock remain available for issuance presently.  For example and purposes of illustration only, if we were to elect to implement a one for ten reverse split, the number of our outstanding shares of Common Stock would decrease from 490,595,671 shares to 49,059,567 shares, and 700,940,433 shares of Common Stock would remain available for issuance after the reverse split (assuming we do not increase the authorized number of shares).  Therefore, such reverse split, if implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 259,404,329 shares to 700,940,433 shares (the difference between 750,000,000 and the 49,059,567 which would be issued and outstanding).

We currently have an aggregate of 864,921,181 shares of common stock to be issued upon exercise of outstanding options and warrants, preferred shares and convertible notes. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our Common Stock.

Potential Anti-Takeover Effect

The effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our Board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the Reverse Split.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such rights.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Split if it is effectuated by the Board.

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

In general, the federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive a reduced number of shares of our common stock in exchange for their old shares of our Common Stock. We believe that the likely federal income tax effects of the Reverse Split will be that a stockholder who receives solely a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Split, such stockholder's basis in the reduced number of shares of our Common Stock will equal the stockholder's basis in his old shares of our Common Stock.

Our view regarding the tax consequences of a Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to the potential tax consequences to him or her of the Reverse Split.

Procedure for Effecting the Reverse Split

If the Board decides to implement the Reverse Split at any time prior to September 21, 2016, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The Reverse Split will become effective on the date of filing the Certificate of Amendment, and on the effective date of such filing, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The Certificate of Amendment has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding shares of Common Stock. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Split, including the applicable ratio for the Reverse Split.

The Reverse Split will take place without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

 Upon a Reverse Split, we intend to treat stockholders holding our Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in "street name". However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

INCREASE OF AUTHORIZED COMMON STOCK FROM 750,000,000 SHARES TO 3,000,000,000SHARES

The Company’s current Articles of Incorporation authorizes the issuance of 750,000,000 shares of Common Stock. As of the Record Date, there were 490,595,671 shares of Common Stock issued and outstanding. In addition, if all the outstanding options, warrants and preferred shares were exercised and/or converted for shares of Common Stock, there would be 1,355,516,852 shares of Common Stock issued (assuming that the Series C would convert on the basis of one to five). Since the Company is only authorized to issue 750,000,000, we need to increase our authorized share capital to account for all the current outstanding convertible securities.

Moreover, the purpose of the proposed increase in authorized share capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders of the Company. In addition, the Company will need additional authorized shares in connection with establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. There is currently no agreement or arrangement with respect to any of the foregoing other than as described above.  Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the stockholders.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing holders of the Company’s Common Stock. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

INCREASE OF CONVERSION RATE OF SERIES C PREFERRED FROM ONE TO FIVE SHARES OF COMMON STOCK

On February 18, 2014, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock authorizing the issuance of up to 26,666,667 shares of Series C Convertible Preferred Stock. Concurrently, on February 18, 2014 we sold an aggregate of 33,333,332 shares of common stock, 26,666,667 shares of Series C and five year warrants to purchase up to an aggregate of 59,999,999 shares of common stock at an exercise price of $0.03 per share with gross proceeds to the Company of $1,799,999.99. Until the earlier of (i) February 18, 2017 or (ii) such time as none of these investors holds any Series C, said warrants, or shares of common stock underlying either the Series C or these warrants, in the event the Company issues or sells common stock or common stock equivalents at a per share price equal to less than $0.03 per share, as adjusted, each such investor shall be entitled to additional shares of Common Stock such that the aggregate purchase price paid by each such investor shall equal such lower price issuance, subject to certain customary exceptions.

Each share of Series C Convertible Preferred Stock is convertible, at the option of the holder at any time, into one share of common stock and has a stated value of $0.0001 per share.  The conversion ratio of the Series C Convertible Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.

As a condition to the $250,000 financing the Company consummated in September 2015, the Company agreed to increase the conversion rate of the outstanding Series C from one share to five shares of common stock and to effectuate a reverse stock split prior to November 20, 2015. See the Current Report on Form 8-K filed by the Company on September 24, 2015. If the appropriate filings are not made by such time to take such actions, Alpha Capital Anstalt has the right to declare such failure an event of default pursuant to its secured convertible promissory note and to also require the Company to purchase its Series C.

Currently the holders of the outstanding Series C can convert the Series C to an aggregate of 26,666,667 shares of Common Stock. Upon the filing of the amendment to the Certificate of Designation of the Series C, the holders will have the right to convert their shares to an aggregate of 133,333,335 shares of Common Stock; however, one of the two holders of Series C has waived its right to receive the additional shares of Common Stock and has agreed to only receive 3,333,333 shares of Common Stock upon conversion even upon the amendment to the terms of the Series C. Accordingly, the holder of Series C will have the right to convert such shares for 83,333,335 shares of Common Stock after the amendment.

INCREASE OF AUTHORIZED SHARES OF SERIES D

On March 3, 2015, the Board of the Company designated and issued authorized 1,200,000 shares of the Company’s authorized Preferred Stock, par value $0.0001 per share, as Series D Convertible Preferred Stock.  Each holder of the Series D shall have the number of votes on all matters submitted to the stockholders that is equal to the greater of one hundred votes for each one share of Series D and such number of votes per share of Series D that when added to the votes per shares of all other shares of Series D shall equal 50.1% of the outstanding voting record.  The Series D are convertible into common stock in an amount equal to one share of the Company’s common stock for each one share of Series D.  On March 9, 2015, the Company granted 1,000,000 shares of the Series D to each of three officers of the Company. Accordingly, the Company needs to increase the number of Series D authorized by the Certificate of Designation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October _, 2015, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company, and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Number Of Common Shares Beneficially Owned		Percentage Owned (1)	Number Of Series D Preferred Shares Beneficially Owned	Percentage Owned (5)	Percentage of Total Voting Power (6)
Saverio Pugliese (2)	32,672,887		6.7%	1,000,000	33.33%	27.04%
David Wolfson (3)	6,839,556		1.4%	1,000,000	33.33%	21.78%
Joseph Rienzi (4)	31,922,889		6.5%	1,000,000	33.33%	26.89%

All directors and officers as a group (3 persons)	71,435,332		14.6%	3,000,000	100%	75.71%

Sandor Capital	431,634,021	(10)	32.5%		-	-
Alpha Capital Anstalt (7)	187,637,271	(11)	14.3%		-	-
Brio Capital Master Fund LTD (8)	114,289,571	(12)	9.6%		-	-
Barry Honig (9)	130,025,000	(13)	11.0%		-	-

*Less than one percent

(1)	Based on 490,595,671 shares of our common stock issued and outstanding as of October _, 2015.
(2)	Vice President and Director of the Company.
(3)	Chief Financial Officer and Director of the Company.
(4)	Interim President, Secretary and Director of the Company.
(5)	Based on 3,000,000 shares of Series D Preferred Stock outstanding.
(6)
Holders of our common stock are entitled to one vote per share. Holders of our Series D Preferred stock are entitled to the greater of one hundred votes for each share of Series D and such number of votes per share of Series D that when added to the votes per shares of all other shares of Series D shall equal 50.1% of the outstanding voting record.

(7)	Konrad Ackerman, as Director of Alpha Capital Anstalt has the voting and dispositive power over the securities held for the account of this beneficial owner.
(8)	Shaye Hirsch, as Director of Brio Capital Master Fund Ltd. has the voting and dispositive power over the securities held for the account of this beneficial owner.
(9)	Barry Honig has the voting and dispositive power over the securities held in his account.
(10)
Consists of 83,285,050 shares of common stock, 33,351,717,warrants to purchase shares of common stock and 11,663,921 shares of Convertible Preferred Series A Stock, 3,333,333 shares of Convertible Preferred Series C Stock, Convertible notes payable upon conversion to 133,333,333 Common shares, and ratchet shares of common stock of 166,666,667 pursuant to their notes.

(11)
Consists of 7,048,462 shares of common stock 3,922,142 warrants to purchase shares of common stock, 16,666,667 Convertible Preferred Series C Stock, and Convertible notes payable upon conversion to 97,500,000 Common shares, and Ratchet shares of common stock of 62,500,000 pursuant to their notes.

(12)	Consists of 29,289,571 shares of common stock, Convertible notes payable upon conversion to 43,333,333 Common shares, and Ratchet shares of common stock of 41,666,667 pursuant to their notes.
(13)	Consists of 25,000 shares of common stock. Convertible notes payable upon conversion to 46,666,667 Common shares, and Ratchet shares of common stock of 83,333,333 pursuant to their notes..

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports with the Securities and Exchange Commission (the "Commission").  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at Room 1024, 100 F Street, N.E. Washington, D.C. 20549. Copies of such materials may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at www.sec.gov/index.htm.

By Order of the Board of Directors,

/s/ Joseph Rienzi
President

October _, 2015

EXHIBIT A
STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BE ACTIVE HOLDINGS, INC.

Be Active Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: That, by written consent of the Board of Directors of said corporation as of September 21, 2015, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation’s Amended and Restated Certificate of Incorporation be amended to increase the number of shares of common stock that the Corporation is authorized to issue from 750,000,000 to 3,000,000,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that Article FIFTH of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

“FIFTH:  The total number of shares of stock which the Corporation shall have authority to issue is Three Billion One Hundred Fifty Million (3,150,000,000) which shall consist of (i) Three Billion (3,000,000,000)shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) One Hundred Fifty Million (150,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendments to the stockholders of the Corporation for consideration thereof; and

RESOLVED FURTHER, that following approval of the foregoing amendments by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officer shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holders of the majority of the issued and outstanding shares of common stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its President this 21st day of September, 2015.

By:       ______________
Name:  Joseph Rienzi
Title:    President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

BE ACTIVE HOLDINGS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:                      The Board of Directors of Be Active Holdings, Inc. (the “Corporation”), on February 18, 2014, authorized the issuance of Series C Convertible Preferred Stock (the “Series C Stock”) by the filing of the Certificate of Designation thereof. On September 21, 2015, the Board of Directors and the majority of the holders of the Series C Stock adopted resolutions in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware, setting forth the proposed amendment to the Certificate of Designation as follows:

Section 5(a) of the Certificate of Designation   hereby deleted in its entirety and replaced with the following:

“(a)           Conversion Right.  Each holder of Series C Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to five (5) shares of the Corporation’s common stock (the “Common Stock”) for each one (1) share of Series C Preferred surrendered.”

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of September, 2015.

By:           _______________
Name:     Joseph Rienzi
Title:       President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF

BE ACTIVE HOLDINGS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:                      The Board of Directors of Be Active Holdings, Inc. (the “Corporation”), on March 3, 2015, authorized the issuance of Series D Convertible Preferred Stock (the “Series D Stock”) by the filing of the Certificate of Designation thereof. On September 21, 2015, the Board of Directors and the majority of the holders of the Series D Stock adopted resolutions in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware, setting forth the proposed amendment to the Certificate of Designation as follows:

Section 1 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“Section 1.                      Designation and Authorization.  The Corporation shall be authorized to issue 3,000,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”).”

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of September, 2015.

By:              _________________
Name:         Joseph Rienzi
Title:           President